Exhibit 10(oo)(1)

FIRST AMENDMENT TO THE
RTI INTERNATIONAL METALS, INC. 2014 STOCK AND INCENTIVE PLAN, AS AMENDED AND
ASSUMED BY ARCONIC INC.

This First Amendment (this “Amendment”) to the RTI International Metals, Inc. 2014 Stock and Incentive Plan, as amended and assumed by Arconic Inc. (the “2014 RTI Plan”) (all capitalized terms not defined herein shall have the meanings ascribed to them in the 2014 RTI Plan) is adopted as of January 19, 2018 by the Board of Directors of Arconic Inc. (the “Company”).
1.The definition of “Affiliate” or “Affiliated Company” in Section 2(c) of the 2014 RTI Plan is hereby amended and restated in its entirety to read as follows:
“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.”
2.The definition of Change of Control in Section 2(g) of the 2014 RTI Plan is hereby amended and restated in its entirety to read as follows:
“Change in Control” means the occurrence of an event set forth in any one of the following paragraphs:
(i)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) of this definition;
(ii) individuals who, as of May 24, 2017, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 24, 2017 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board unless and until such individual is elected to the Board at an annual meeting of the Company occurring after the date such individual initially assumed office, so long as such election occurs pursuant to a nomination approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, which nomination is not made pursuant to a Company contractual obligation;
(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 55% or more of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
3.     The definition of Person in Section 2(bb) of the 2014 RTI Plan is hereby deleted and replaced with “[Reserved.]”
4.    Except as expressly amended hereby, the terms and conditions of the 2014 RTI Plan shall remain in full force and effect. Section 23(i) of the Plan (Governing Law) shall apply to this Amendment as if set forth herein.

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